Exhibit 99.1
Summary of Quarterly Financial Data (1)

                                                                                                                      First Quarter
                                                      1998                           1997                             1998 vs 1997
                                                   ----------  --------------------------------------------------     -------------
                                                     First       Fourth         Third       Second       First              %
                                                    Quarter      Quarter       Quarter      Quarter     Quarter           Change
                                                   ----------  -----------   ----------   ----------   ----------     -------------

SELECTED QUARTERLY AVERAGE BALANCES
Amounts in thousands
Total assets...................................    $1,205,365   $1,170,145   $1,166,733   $1,138,763   $1,098,131            9.8%
Total earning assets...........................     1,150,798    1,120,696    1,122,331    1,104,403    1,063,475            8.2
Securities, at amortized cost..................       463,613      464,629      471,462      467,761      445,927            4.0
Loans (2)......................................       640,485      630,625      618,289      604,634      604,536            5.9
Interest-bearing deposits......................       978,058      956,964      954,795      936,422      902,244            8.4
Short-term borrowed funds......................        22,420       16,732       18,815       24,133       22,203            1.0
Long-term debt.................................        14,898       10,500        8,370        5,000        5,322          179.9
Total interest-bearing liabilities.............     1,021,451      991,502      992,729      973,228      936,250            9.1
Noninterest-bearing deposits...................        26,999       27,100       28,431       28,069       25,856            4.4
Total deposits.................................     1,005,057      984,064      983,226      964,491      928,100            8.3
Net worth......................................       133,262      129,250      125,644      118,907      117,657           13.3
Common shares outstanding (3)
          Basic................................             -            -            -            -            -              -
          Diluted..............................             -            -            -            -            -              -

ASSET QUALITY DATA
Non-performing loans...........................    $    2,965   $    3,047   $    1,925   $    2,366   $    4,062          -27.0%
Other non-performing assets....................           299          223          268          681          330           -9.4
                                                   ----------   ----------   ----------   ----------   ----------
Total non-performing assets....................         3,264        3,270        2,193        3,047        4,392          -25.7
Allowance for credit losses....................         7,088        6,921        6,353        6,166        6,724            5.4
Net loan charge-offs (preceding 12 months).....         1,170        1,111        1,266          920          276          323.9%
Total non-performing assets
          as percentage of total assets........          0.25%        0.28%        0.19%        0.27%        0.39%             -
Total non-performing loans to total loans......          0.46         0.47         0.31         0.39         0.66              -
Net charge-offs to average loans...............          0.19         0.18         0.21         0.16         0.05              -
Allowance for credit losses to total loans.....          1.10         1.08         1.01         1.01         1.10              -
Allowance for credit losses
          to non-performing loans..............        239.06       227.14       330.03       260.61       165.53              -

                                                                               Average                                Period-end
                                                   Average for Three Months 1998 vs 1997       As of March 31,       1998 vs 1997
                                                   -----------------------  ------------   -----------------------   ------------
                                                      1998         1997       % Change        1998         1997        % Change
                                                   ----------   ----------  ------------   ----------   ----------   ------------
SELECTED FINANCIAL DATA
Total assets...................................    $1,205,365   $1,098,131       9.8%      $1,323,466   $1,122,718        17.9%
Total earning assets...........................     1,150,798    1,063,475       8.2        1,270,148    1,090,403        16.5
Securities, at amortized cost..................       463,613      445,927       4.0          485,053      452,082         7.3
Loans (4)......................................       640,485      604,536       5.9          647,068      613,602         5.5
Interest-bearing deposits......................       978,058      902,244       8.4        1,097,684      929,603        18.1
Short-term borrowed funds......................        22,420       22,203       1.0           19,012       25,036       -24.1
Long-term debt.................................        14,898        5,322     179.9           19,798        5,000       296.0
Total interest-bearing liabilities.............     1,021,451      936,250       9.1        1,142,358      965,218        18.4
Noninterest-bearing deposits...................        26,999       25,856       4.4           28,219       26,965         4.7
Total deposits.................................     1,005,057      928,100       8.3        1,125,902      956,568        17.7
Net worth......................................       133,262      117,657      13.3          134,215      115,285        16.4
Fair value adjustment included in
          net worth............................         3,165       (1,209)    361.8%           3,328       (4,292)      177.5%
Common shares outstanding (3)
          Basic................................             -            -         -                -            -           -
          Diluted..............................             -            -         -                -            -           -
Equity to assets...............................         11.06%       10.71%        -            10.14%       10.27%          -
Risk-weighted capital ratios:
          Tier 1 capital.......................             -            -         -            19.98        21.76           -
          Total capital........................             -            -         -            21.06        22.98           -
          Leverage capital.....................             -            -         -            10.90        10.88           -

Summary of Quarterly Financial Data (1)


                                         1998                    1997                    Three Months Ended March 31,
                                       --------  --------------------------------------  ---------------------------
                                        First    Fourth     Third    Second     First                           %
                                       Quarter   Quarter   Quarter   Quarter   Quarter     1998     1997      Change
                                       --------  --------  --------  --------  --------  --------  -------   -------
INCOME STATEMENT
Amounts in thousands
Interest income......................  $21,264   $21,053   $20,944   $20,546   $19,820   $21,264   $19,820      7.3%
Interest expense.....................   11,529    11,643    11,582    11,170    10,583    11,529    10,583      8.9
                                       -------   -------   -------   -------   -------   -------   -------
Net interest income..................    9,735     9,410     9,362     9,376     9,237     9,735     9,237      5.4
Provision for credit losses..........      257       518       605       154       216       257       216     19.0
                                       -------   -------   -------   -------   -------   -------   -------
Net interest income after provision..    9,478     8,892     8,757     9,222     9,021     9,478     9,021      5.1

Net securities gains.................        -        35       674       198         3         -         3        -
Other noninterest income.............    1,771     1,805     1,233     1,474     1,374     1,771     1,374     28.9
                                       -------   -------   -------   -------   -------   -------   -------
Total noninterest income.............    1,771     1,840     1,907     1,672     1,377     1,771     1,377     28.6
                                       -------   -------   -------   -------   -------   -------   -------

Salaries and employee benefits.......    3,783     3,384     3,356     3,248     3,130     3,783     3,130     20.9
Other noninterest expense............    2,970     3,378     3,323     2,687     2,672     2,970     2,672     11.2
                                       -------   -------   -------   -------   -------   -------   -------
Total noninterest expense............    6,753     6,762     6,679     5,935     5,802     6,753     5,802     16.4
                                       -------   -------   -------   -------   -------   -------   -------

Income before income taxes...........    4,496     3,970     3,985     4,959     4,596     4,496     4,596     -2.2
Income taxes.........................    1,550     1,354     1,334     1,862     1,709     1,550     1,709     -9.3
                                       -------   -------   -------   -------   -------   -------   -------
Net income...........................  $ 2,946   $ 2,616   $ 2,651   $ 3,097   $ 2,887   $ 2,946   $ 2,887      2.0%
                                       =======   =======   =======   =======   =======   =======   =======


PER SHARE DATA (3)
Net income
       Basic.........................        -         -         -         -         -         -         -        -
       Diluted.......................        -         -         -         -         -         -         -        -
Cash dividends.......................        -         -         -         -         -         -         -        -
Book Value...........................        -         -         -         -         -         -         -        -
Market price (NASDAQ: NBCP):
       High..........................        -         -         -         -         -         -         -        -
       Low...........................        -         -         -         -         -         -         -        -
       Close.........................        -         -         -         -         -         -         -        -


PERFORMANCE RATIOS (ANNUALIZED) (5)
Return on average assets.............     0.98%     0.89%     0.91%     1.09%     1.05%     0.98%     1.05%       -
Return on average net worth..........     8.84      8.10      8.44     10.42      9.81      8.84      9.81        -
Net interest margin..................     3.23      3.22      3.21      3.29      3.36      3.23      3.36        -
As a percentage of average assets:
       Noninterest income............     0.59      0.63      0.65      0.59      0.50      0.59      0.50        -
       Noninterest expense...........     2.24      2.31      2.29      2.08      2.11      2.24      2.11        -
                                       -------   -------   -------   -------   -------   -------   -------
       Net overhead..................     1.65      1.68      1.64      1.49      1.61      1.65      1.61        -

Efficiency ratio.....................    58.69     60.29     63.04     54.70     54.68     58.69     54.68        -


-----------------------------
(1) All amounts are for periods prior to the reorganization of Lockport Savings Bank and are reflective of the consolidated performance of Lockport Savings Bank and subsidiaries.
(2) Net of deferred loan fees and expenses, loan discounts, loans-in-process and non-accruing loans.
(3) Not applicable. Niagara Bancorp stock had not yet issued common stock as of March 31, 1998.
(4) Net of deferred loan fees and expenses, loan discounts and loans-in-process.
(5) Performance ratios for future quarters will be impacted by the reorganization and the contribution to the foundation.